EXHIBIT 23.1

            CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2003 relating to the financial statements of AMC Entertainment Inc., which appears in AMC Entertainment Inc.’s Annual Report on Form 10-K for the year ended April 3, 2003.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

November 21, 2003